UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

RICE MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36789	47-1557755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 271-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 19, 2016, Rice Energy Inc., a Delaware corporation (“Rice”), completed the previously announced acquisition of Vantage Energy, LLC, a Delaware limited liability company (“Vantage I”) and Vantage Energy II, LLC, a Delaware limited liability company (“Vantage II”) from certain affiliates of Quantum Energy Partners, Riverstone Holdings LLC and Lime Rock Partners, pursuant to that certain Purchase and Sale Agreement by and among Rice, Vantage Energy Investment LLC, Vantage Energy Investment II LLC, Vantage I and Vantage II (the “Vantage Acquisition”).

On October 19, 2016, immediately following the close of the Vantage Acquisition, Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), completed the previously announced acquisition of all of the midstream assets Rice acquired in connection with the Vantage Acquisition (the “Vantage Midstream Acquisition”) by purchasing from Rice all of the outstanding membership interests of Vantage Energy II Access, LLC, a Delaware limited liability company, and Vista Gathering, LLC, a Delaware limited liability company, pursuant to that certain Purchase and Sale Agreement by and between the Partnership and Rice (the “Midstream Closing”).

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 19, 2016, Rice Midstream OpCo LLC (“OpCo”), as borrower, and the Partnership, as parent guarantor, entered into that certain Second Amendment (the “Second Credit Agreement Amendment”) to Credit Agreement (the “Credit Agreement”), dated as of October 19, 2016, among OpCo, the Partnership, Wells Fargo Bank, N.A., as administrative agent and each of the lenders party thereto, which became effective concurrently with the Midstream Closing.

The Second Credit Agreement Amendment, among other things, (a) increased the aggregate commitments of the lenders under the Credit Agreement from $450,000,000 (with an additional $200,000,000 million of commitments available under an accordion feature) to $850,000,000 in connection with the Vantage Midstream Acquisition and (b) adjusted the interest rate payable on amounts borrowed thereunder.

The foregoing description of the Second Credit Agreement Amendment is a summary only and is qualified in its entirety by reference to the Second Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation (DFO) or an Obligation under an Off-Balance Sheet Arrangement

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Second Amendment to Credit Agreement, dated as of October 19, 2016, among Rice Midstream Partners LP, Rice Midstream OpCo LLC, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto, Barclays Bank PLC as syndication agent, Wells Fargo Securities, LLC and Barclays Bank PLC as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE MIDSTREAM PARTNERS LP

By:	Rice Midstream Management LLC, its general partner

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: October 25, 2016

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Second Amendment to Credit Agreement, dated as of October 19, 2016, among Rice Midstream Partners LP, Rice Midstream OpCo LLC, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto, Barclays Bank PLC as syndication agent, Wells Fargo Securities, LLC and Barclays Bank PLC as joint lead arrangers and joint bookrunners.